UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

FLYWHEEL ADVANCED TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 66860563

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chiu Chi Fai as Chief Marketing Officer (“CMO”)

On May 27, 2025, the Board of Directors (the “Board”) of Flywheel Advanced Technology Inc. (the “Company”) appointed Chiu Chi Fai as the CMO.

Mr. Chiu served as wealth management director of AIA International Limited from 2016 to 2025 and provided comprehensive wealth advisory services to high-net-worth individuals and families. Mr. Chiu has been a founder of Glorious Finance Limited since 2020 and designed innovative loan products specializing in personal loans and secondary mortgage solutions. Mr. Chiu has also served as founder and chief executive officer of Super IPs (Hong Kong) Culture Media Co., Ltd. since 2024 and focuses on next-gen digital marketing strategies such as short-form video and network marketing for professionals, creators, and personal brands. Mr. Chiu received his Professional Diploma in Financial Planning and Management from HK Institute of Bankers in 2010.

There are no arrangements or understandings between Mr. Chiu and any other person pursuant to which he was appointed as the CMO. In addition, there are no family relationships between Mr. Chiu and any of the Company’s other officers or directors. Further, Mr. Chiu is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

In connection with Mr. Chiu’s appointment, he will not receive any compensation.

Appointment of Luk Ngai Man Annie as Chief Human Resource Officer (“CHRO”)

On May 27, 2025, the Board appointed Luk Ngai Man Annie as the CHRO.

Ms. Luk has served as co-founder of Cosmos Talent Development and Training Co. Ltd. since 2018 and focuses on personal development, with services ranging from education workshops to soft skills and talent development. Ms. Luk has also served as financial consultant of Prudential Insurance (Hong Kong) Ltd. since 2020 and provides tailored financial solutions for clients and leverage educational background to build trust and long-term relationships with family clients. Ms. Luk received her Master of Education from the Chinese University of Hong Kong in 2006.

There are no arrangements or understandings between Ms. Luk and any other person pursuant to which she was appointed as the CHRO. In addition, there are no family relationships between Ms. Luk and any of the Company’s other officers or directors. Further, Ms. Luk is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

In connection with Ms. Luk’s appointment, she will not receive any compensation.

Appointment of Chui Ka Hei Anthony as Chief Operation Officer (“COO”)

On May 27, 2025, the Board appointed Chui Ka Hei Anthony as the COO.

Mr. Chui served as Financial Planner and Unit Manager of Sun Life (H.K) Limited from 2014 to 2022 and he was in charge wealth manager with high-net-worth customers and recruitment events. Mr. Chui has served as senior consultant since 2022 and is in charge of project management for US listing projects. Mr. Chui received his Bachelor of Administrative Studies from York University, Canada in 1994.

There are no arrangements or understandings between Mr. Chui and any other person pursuant to which he was appointed as the COO. In addition, there are no family relationships between Mr. Chui and any of the Company’s other officers or directors. Further, Mr. Chui is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

In connection with Mr. Chui’s appointment, he will not receive any compensation.

Appointment of Ho Chung Yin as Chief Strategy Officer (“CSO”)

On May 27, 2025, the Board appointed Ho Chung Yin as the CSO.

Mr. Ho has served as associate director of AGBA Group since 2019 and is responsible for business development in client portfolio management services. Mr. Ho has also served as director of Cosmos Talent Development and Training Co. Ltd. since 2019 and conducted series of holistic personal development classes. Mr. Ho received his Bachelor of Engineering from City University of Hong Kong in 2009.

There are no arrangements or understandings between Mr. Ho and any other person pursuant to which he was appointed as the CSO. In addition, there are no family relationships between Mr. Ho and any of the Company’s other officers or directors. Further, Mr. Ho is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

In connection with Mr. Ho’s appointment, he will not receive any compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLYWHEEL ADVANCED TECHNOLOGY, INC.

Dated: May 28, 2025	By:	/s/ Luk Yeun Leung
	Name:	Luk Yuen Leung
	Title:	President and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)